Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2023, relating to the financial statements of Third Harmonic Bio, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Morristown, NJ

March 29, 2023